UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report April 4, 2023

AIM IMMUNOTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-27072	52-0845822
(state or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2117 SW Highway 484, Ocala FL	34473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 448-7797

AIM Immunotech Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIM	NYSE American

Item 1.01 Entry into a material definitive agreement.

On April 4, 2023, AIM ImmunoTech Inc. (the “Company”) executed an Unrestricted Grant Agreement with Erasmus University Medical Center (“EUMC”) pursuant to which EUMC will use its best efforts to diligently carry out immune monitoring in pancreatic cancer patients. On April 5, 2023, the Company entered into a Consulting Agreement with Casper H.J. van Eijck pursuant to which, among other things, Dr. van Eijck will assist the Company in recruiting and assisting sites outside of the Netherlands to participate in clinical trials evaluating Ampligen for the treatment of pancreatic cancer. The foregoing summaries of the agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the these agreements, which are attached as Exhibit 10.1 and 10. 2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Unrestricted Grant Agreement with Erasmus University Medical Center.
10.2	Independent Contractor Services Agreement with Casper H. J. van Eijck
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIM IMMUNOTECH INC.

April 7, 2023	By:	/s/ Thomas K. Equels
Thomas K. Equels, CEO